EXHIBIT 1.1

AvalonBay Communities, Inc.

$400,000,000

1.900% Notes due 2028

Underwriting Agreement

November 8, 2021

BofA Securities, Inc.

Deutsche Bank Securities Inc.

PNC Capital Markets LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

c/o PNC Capital Markets LLC

300 Fifth Ave, 10th Floor

Pittsburgh, PA 15222

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters named in Schedule 1 hereto

Ladies and Gentlemen:

AvalonBay Communities, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $400,000,000 principal amount of its 1.900% Notes due 2028 (the “Notes”). To the extent there are no additional Underwriters listed on Schedule 1 hereto other than you, the term “Representatives” as used herein shall mean you, as the Underwriters. The Notes will be issued pursuant to an Indenture dated as of February 23, 2018 (the “2018 Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of March 26, 2018 between the Company and the Trustee (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of May 29, 2018 between the Company and the Trustee (the “Second Supplemental Indenture” and, collectively with the 2018 Indenture and the First Supplemental Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Notes, as follows:

1.       Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), on Form S-3 (File No. 333-253532) covering the public offering and sale of certain securities of the Company, including the Notes, under the Securities Act, which automatic shelf registration statement became effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act. Such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of effectiveness (the “Rule 430 Information”)), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any prospectus relating to the Registration Statement (and any amendments thereto) filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits the Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 3:30 p.m., New York City time, on November 8, 2021, the time when sales of the Notes were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Prospectus”): the Preliminary Prospectus dated November 8, 2021 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2.       Purchase and Sale of the Notes.

(a)          The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.244% of the principal amount thereof plus accrued interest, if any, from November 18, 2021 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b)          The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Time of Sale Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

(c)          Payment for and delivery of the Notes will be made at the offices of McDermott Will & Emery LLP, 415 Mission Street, Suite 5600, San Francisco, CA 94105-2533 at 10:00 a.m., New York City time, on November 18, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)          Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(e)          The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.       Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)          Effectiveness of Registration Statement. The Registration Statement is an “automatic shelf registration statement” that has been filed with the Commission not earlier than three years prior to the date hereof; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. No notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

(b)          Compliance with Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), complied or will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”). Each Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Preliminary Prospectus or the Prospectus or any amendments or supplements thereto (i) included in the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c)          Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Time of Sale Prospectus, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto (i) included in the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(d)          Issuer Free Writing Prospectus. Other than (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) each free writing prospectus listed on Annex A hereto, (iv) the Prospectus, (v) any electronic road show or (vi) any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act and referred to herein as an “Issuer Free Writing Prospectus”), unless such written communication is approved in writing in advance by the Representatives. Each Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(e)          Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, and any amendment or supplement thereto, when they became or become effective under the Securities Act or were or are filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or, taken together, omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           Organization, Power and Authority of Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with the power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company is qualified to do business and in good standing in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected to have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g)          Organization, Power and Authority and Capitalization of Subsidiaries. As of the date of this Agreement, the Company does not have any “significant subsidiaries” (as defined in Rule 12b-2 under the Exchange Act). Each of the Company’s subsidiaries is an entity duly organized or formed, as the case may be, and, in the case of each such subsidiary that is a corporation, limited partnership or limited liability company, is validly existing and in good standing (to the extent the concept of good standing exists in such jurisdiction) under the laws of its respective jurisdiction of organization or incorporation, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected have a Material Adverse Effect. Each of the Company’s subsidiaries is qualified to do business in good standing (to the extent the concept of good standing exists in such jurisdiction) as a corporation, limited partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except for the stock or other interests in the subsidiaries or as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company does not own, directly or indirectly, or have any direct or indirect ownership interest in any shares of stock or any other equity interests of any corporation, association or other entity where such interest is individually material to the Company. Except as otherwise described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for such ownership by others or Liens that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)          Capitalization. The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Capitalization.” The outstanding securities of the Company, including the outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), and the outstanding shares of each series of preferred stock, have been duly authorized and are validly issued, fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of Liens, except for such ownership by others or Liens that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i)            Financial Statements. Except as otherwise stated therein and except, in the case of interim periods, for the notes thereto and normal year-end adjustment, (i) the consolidated financial statements and the related notes thereto of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, that would apply to financial statements included in a filing under the Exchange Act or Securities Act and present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows for the periods specified, (ii) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and the supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein, and (iii) the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the financial statements presented therein and the accounting records of the Company and presents fairly the information shown thereby. Any interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. Ernst & Young LLP (the “Accountants”), who has delivered its audit report with respect to the Company’s consolidated financial statements and schedules, is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(j)            Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act. Since the end of the Company’s most recently completed fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recently completed fiscal year, the Company is not aware of any material weaknesses in the Company’s internal controls (whether remediated or not).

(k)          Notes. The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture; and when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), against payment of the consideration therefor, the Notes will be valid and legally binding obligations of the Company entitled to the benefit of the Indenture and will be enforceable against the Company in accordance with their terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (iii) the discretion of the court before which any proceeding therefor may be brought, (iv) requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States (collectively, the “Enforceability Limitations”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and, upon issuance, the terms of the Notes will conform in all material respects with the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(l)            Agreement and Indenture. The Company has the corporate power and authority to enter into this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof, except to the extent that enforcement thereof may be limited by the Enforceability Limitations.

(m)        No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance and sale of the Notes and the consummation of the transactions contemplated by this Agreement, the Indenture and the Notes will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon the Current Communities or the Development Communities (each as described in the Time of Sale Prospectus) (collectively, the “Communities”) or any of the other assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter of the Company, as amended through the date hereof (the “Charter”), or the bylaws of the Company, as amended through the date hereof (the “Bylaws”), the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Company’s subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or other governmental agency or governmental body having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture and the Notes.

(n)          No Material Adverse Change. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, Time of Sale Prospectus and the Prospectus, (i) there has not been any material change in the capital stock (other than (v) grants pursuant to employee or director equity compensation, benefit, stock purchase or equity incentive plans described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as such plans may be amended from time to time, (w) the repurchase of shares of Common Stock under the stock repurchase program described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as such program may be amended from time to time, (x) the issuance of shares of Common Stock upon the exercise of options or vesting of rights to purchase or acquire shares of Common Stock outstanding as of the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the issuance of shares of Common Stock upon redemption or conversion of units of limited partnership interests, (y) shares of Common Stock to be issued to certain employees in connection with the deferment of income and (z) the sale of shares or commitment to sell shares of Common Stock under the Company’s fifth continuous equity program described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution declared, set aside for payment, paid or made by the Company on any class of capital stock (other than in the ordinary course of business), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, that is material to the Company and its subsidiaries taken as a whole.

(o)          Company Not an Investment Company. The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(p)          No Material Actions or Proceedings. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no pending or, to the knowledge of the Company, threatened investigation, action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of the Communities before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and there are no statutes or regulations or current, pending or, to the Company’s knowledge, threatened, legal, governmental or regulatory claims, actions, suits or proceedings that would be required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q)          Filing of Contracts. There are no contracts or other documents of a character required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act that have not been so described or filed.

(r)           Licenses and Permits. The Company and each of its subsidiaries have all governmental licenses, permits, consents, orders, approvals and other authorizations, and have made all declarations and filings with the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or required to carry on its business as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such licenses, permits, consents, orders, approvals, other authorizations, declarations and filings the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of them has received any notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization or has any reason to believe that any such governmental license, permit, consent, order, approval or other authorization will not be renewed in the ordinary course which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s)          No Further Consents Required. No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the issuance or sale of the Notes by the Company, except (i) such as have been obtained or may be required under the Securities Act, the Exchange Act and the Trust Indenture Act or (ii) such consents, approvals, authorizations, orders or filings as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prohibit or prevent the consummation of the transactions contemplated herein.

(t)           Title to Properties. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company or its subsidiaries, as applicable, has good and marketable title to the Communities, free and clear of all liens or encumbrances, except such as (i) are Permitted Encumbrances or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. “Permitted Encumbrances” shall mean each of the following: (1) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and other similar liens and encumbrances for construction in progress or which have otherwise arisen in the ordinary course of business; (2) liens for taxes not yet delinquent or being contested in good faith and for which there are adequate reserves on the financial statements of the owner of the applicable property; (3) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or materially interfere with the ordinary course business of the Company or any of its subsidiaries; and (4) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business. Except as is disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries has valid, subsisting and enforceable leases with its tenants for the properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as leased by it, (ii) the Company has no knowledge of any pending or threatened condemnation that will in any material manner affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company or its subsidiaries, and (iii) the Company has no knowledge of any pending or threatened proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries. To the knowledge of the Company, the use and occupancy of each of the properties of the Company and its subsidiaries complies with all applicable codes and zoning laws and regulations, except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)          Mortgages. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages and deeds of trust encumbering the Communities are not convertible into equity securities and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)          Title Insurance. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company, directly or indirectly, has obtained title insurance in favor of the mortgagee, the Company or its subsidiaries with respect to each of the Communities, in such amounts as is prudent and customary for companies engaged in similar businesses.

(w)         No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(x)          No Labor Disputes. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is threatened, except, in either case, as would not reasonably be expected to have a Material Adverse Effect.

(y)          Compliance With Environmental Laws. Except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries: (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes or the arrangement for such activities (“Environmental Laws”); (ii) have received or will receive and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received written notice of any actual, pending or threatened claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location) or facilities or real property (whether owned, leased or operated) and the Company is not aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability.

(z)          Insurance. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries are insured (including self-insurance) with policies covering their respective properties, operations, personnel and businesses, which insurance (other than earthquake insurance) is in such amounts that the Company reasonably deems to be commercially reasonable; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage, to the extent that such coverage is then available at commercially reasonable cost, from similar insurers or to provide self-insurance as may be necessary to continue its business. The Company maintains earthquake insurance on the Communities to the extent described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company and its subsidiaries are in compliance with the terms of such policies and instruments, except as would not reasonably be expected to have a Material Adverse Effect.

(aa)       REIT Status. The Company has elected to be taxed as a “real estate investment trust” (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and will use its best efforts to continue to be organized and will continue to operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Code, unless the Board of Directors determines that it is no longer in the best interest of the Company to continue to be so qualified.

(bb)       Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) to the knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(cc)       Status under the Securities Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.

(dd)       Title to Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee)       Title to Intellectual Property. The Company and its subsidiaries own or possess rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) reasonably necessary for the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; to the Company’s knowledge, the conduct of the respective businesses of the Company and its subsidiaries as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not conflict in any material respect with any Intellectual Property rights of others; and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, except in all cases as would not have, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company or its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and that is not so described in such documents.

(gg)       Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed through the date hereof, or have requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus) and have paid all taxes indicated by such returns to the extent such taxes have become due, except for any such taxes (i) being contested in good faith or (ii) as would not reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hh)       No Unlawful Contributions. The Company and its subsidiaries have conducted their businesses in material compliance with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and neither the Company nor its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries has (i) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus which has not been so disclosed, (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iv) violated or is in violation of any provision of the FCPA and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA, or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii)          Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended; the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except in all cases as would not reasonably be expected to have a Material Adverse Effect.

(jj)          Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory that, at the time of such financing, is the subject of any OFAC sanctions.

(kk)       No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except in all cases as would not reasonably be expected to have a Material Adverse Effect or except pursuant to the terms of any indebtedness (or pursuant to the terms of any contemplated indebtedness) of the Company or its subsidiaries set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ll)          No Broker’s Fees. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(mm)    Margin Rules. Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn)       Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo)       Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)       Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq)       Disclosure Controls. The Company and its subsidiaries maintain, on a consolidated basis, an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and is reasonably designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, but not limited to, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(rr)         Actively-Traded Securities. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(ss)       Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, other than those not reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, (i) there have been no breaches or violations of (or unauthorized access to) the Company or its subsidiaries’ IT Systems or any personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed or stored by or on behalf of the Company or its subsidiaries, nor are there any pending internal investigations relating to the same, (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Data) and (iii) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data, in each case except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect.

4.       Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)          Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)          Delivery of Copies. The Company will deliver, without charge, upon request (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.

(c)          Amendments or Supplements; Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)          Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, at any time on or prior to the later of (x) the Prospectus Delivery Period and (y) the Closing Date, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Prospectus or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii)of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)          Time of Sale Prospectus. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Prospectus will comply with law.

(f)           Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)          Blue Sky Compliance. The Company will qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Notes; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)          Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; it being understood and agreed that such earnings statement shall be deemed to have been made available by the Company if such earnings statement is made available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(i)            Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year; provided that nothing in this clause (i) is intended to prevent (x) the prepayment of any existing indebtedness of the Company or its subsidiaries or (y) the Company or its subsidiaries from entering into any revolving credit facility or other lending arrangements.

(j)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds”.

(k)          No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(l)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.       Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)          It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(d) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)          It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.       Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Notes on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)          No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)          No Material Adverse Change. No event or condition of a type described in Section 3(n) [No Material Adverse Change] hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.

(e)          Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(a) [Effectiveness of Registration Statement], 3(b) [Compliance with Securities Act] and 3(c) [Accurate Disclosure] hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)           Comfort Letters. On the date of this Agreement and on the Closing Date, the Accountants shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)          Opinion and 10b-5 Statement of Counsel for the Company. Goodwin Procter LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)          Opinion of Tax Counsel for the Company. Goodwin Procter LLP, tax counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, to the effect that, subject to the assumptions and qualifications therein commencing with the taxable year ending December 31, 1994, the form of organization of the Company and its operations are such as to enable the Company to qualify as a “real estate investment trust” under the applicable provisions of the Code.

(i)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of McDermott Will & Emery LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(k)          Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and in such other jurisdictions as the Representatives may reasonably request, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)            Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.       Indemnification and Contribution.

(a)          Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)          Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Prospectus, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the fourth paragraph (regarding selling concessions) and the seventh paragraph (regarding short sales and stabilizing transactions) each under the heading “Underwriting (Conflicts)” contained in the Prospectus.

(c)          Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel, which shall be limited to one firm in each jurisdiction) for all Indemnified Persons, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred, upon receipt of a written request for payment thereof accompanied by a written statement with reasonable supporting detail of such fees and expenses. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability or claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)           Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.       Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.       Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.

10.       Defaulting Underwriter.

(a)          If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Prospectus and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Prospectus and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.       Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters relating to such registration or qualification up to a maximum of $10,000); (v) any fees charged by rating agencies for rating the Notes; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc., if any, and the approval of the Notes for book-entry transfer by DTC; and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. For the avoidance of doubt, except as provided in this Section 11, the Underwriters will pay all of their costs and expenses, including the fees of their counsel and their own travel and lodging expenses in connection with any “road show” presentation to potential investors.

(b)          If (i) this Agreement is terminated pursuant to clause (ii) of Section 9, (ii) the Company for any reason fails to tender the Notes for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the reasonable and itemized fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided that in the case of a termination pursuant to Section 10(c), the Company shall have no obligation to reimburse the defaulting Underwriter for such costs and expenses.

12.       Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.       Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.       Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” shall mean any corporation, limited liability company, partnership, trust, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners, trustees or similar positions thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other subsidiaries of the Company (or a combination thereof).

15.       Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.       Miscellaneous.

(a)          Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o BofA Securities, Inc. at 1540 Broadway, NY8-540-26-02, New York, New York 10036 (fax: (646) 855-5958; e-mail: dg.hg_ua_notices@bofa.com); Attention: High Grade Transaction Management/Legal, c/o Deutsche Bank Securities Inc., 1 Columbus Circle, New York, NY 10019, United States of America (fax: (646) 374-1071); Attention: Debt Capital Market Syndicate (with a copy at the same address to Attention: General Counsel), c/o PNC Capital Markets LLC, 300 Fifth Ave, 10th Floor, Pittsburgh, PA 15222; Attention: Debt Capital Markets, Fixed Income Transaction Execution, c/o Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, with a copy (which shall not constitute notice) to: McDermott Will & Emery LLP, 415 Mission Street, Suite 5600, San Francisco, CA 94105-2533; Attention: Peter T. Healy. Notices to the Company shall be given to it at AvalonBay Communities, Inc., 4040 Wilson Blvd., Suite 1000, Arlington, Virginia 22203 (fax: (703) 329-4830); Attention: Legal Department, with a copy (which shall not constitute notice) to: Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210 (fax: (617) 523-1231); Attention: Gilbert G. Menna, Esq., John O. Newell, Esq. and Audrey S. Leigh, Esq.

(c)          Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)          Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

(e)          Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)           Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g)          Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AvalonBay Communities, Inc.

By:	/s/ Kevin P. O’Shea
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

BOFA SECURITIES, INC.

By	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By	/s/ John C. McCabe	By	/s/ Kevin Prior
	Name: John C. McCabe		Name: Kevin Prior
	Title: Managing Director		Title: Director

PNC CAPITAL MARKETS LLC

By	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

Wells fargo securities, LLC

By	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
BofA Securities, Inc.	$46,000,000
Deutsche Bank Securities Inc.	$46,000,000
PNC Capital Markets LLC	$46,000,000
Wells Fargo Securities, LLC	$46,000,000
Barclays Capital Inc.	$23,200,000
Citigroup Global Markets Inc.	$23,200,000
Goldman Sachs & Co. LLC	$23,200,000
J.P. Morgan Securities LLC	$23,200,000
Morgan Stanley & Co. LLC	$23,200,000
Truist Securities, Inc.	$23,200,000
TD Securities (USA) LLC	$16,800,000
BNY Mellon Capital Markets, LLC	$12,000,000
RBC Capital Markets, LLC	$12,000,000
Samuel A. Ramirez & Company, Inc.	$12,000,000
Scotia Capital (USA) Inc.	$12,000,000
U.S. Bancorp Investments, Inc.	$12,000,000
Total	$400,000,000

Schedule 1

Annex A

Time of Sale Prospectus

•	Pricing Term Sheet, dated November 8, 2021, substantially in the form of Annex B.

Annex A

Annex B

Pricing Term Sheet

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement

No. 333-253532

Relating to Preliminary Prospectus Supplement dated November 8, 2021 to Prospectus dated February 25, 2021

Pricing Term Sheet

AVALONBAY COMMUNITIES, INC.

$400,000,000 1.900% Senior Notes due 2028

November 8, 2021

Issuer:	AvalonBay Communities, Inc.
Principal Amount:	$400,000,000
Maturity:	December 1, 2028
Coupon:	1.900%
Price to Public:	99.869% of face amount
Yield to Maturity:	1.920%
Spread to Benchmark Treasury:	T + 55 basis points
Benchmark Treasury:	1.375% due October 31, 2028
Benchmark Treasury Price and Yield:	100-01 / 1.370%
Interest Payment Dates:	June 1 and December 1, commencing June 1, 2022
Optional Redemption: Make-whole call: Par Call:	Make-whole call at T + 10 basis points On or after October 1, 2028 (two months prior to the maturity date)
Trade Date:	November 8, 2021
Settlement Date:

T+7; November 18, 2021; under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise.

Accordingly, purchasers who wish to trade the Notes prior to the second business day before the Settlement Date will be required, by virtue of the fact that the Notes initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

CUSIP:	053484 AC5
ISIN:	US053484AC59
Ratings*:	A3/A- (Moody’s/S&P)
Minimum denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Joint Bookrunners:

BofA Securities, Inc., Deutsche Bank Securities Inc., PNC Capital Markets LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Truist Securities, Inc.

Co-Managers:	TD Securities (USA) LLC, BNY Mellon Capital Markets, LLC, RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request them by calling BofA Securities, Inc. at 1-800-294-1322, Deutsche Bank Securities Inc. at 1-800-503-4611, PNC Capital Markets LLC at 855-881-0697 or Wells Fargo Securities, LLC at 1-800-645-3751.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Annex B